Exhibit 10.33

AMENDMENT NUMBER ONE AND WAIVER
TO CREDIT AGREEMENT

This AMENDMENT NUMBER ONE AND WAIVER TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 19, 2005 by the lenders identified on the signature pages hereof (the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation (“Agent”; and together with the Lenders, the “Lender Group”), as the arranger and administrative agent for the Lenders, HAWAIIAN HOLDINGS, INC., a Delaware corporation (“Parent”), and HAWAIIAN AIRLINES, INC., a Delaware corporation (“Borrower”), with reference to the following:

WHEREAS, Borrower, Parent and the Lender Group are parties to that certain Credit Agreement, dated as of June 2, 2005 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower, Parent and Agent are parties to that certain Post Closing Matters Agreement, dated as of June 2, 2005 (as amended, restated, supplemented, or otherwise modified from time to time, the “Post Closing Agreement”);

WHEREAS, Borrower has requested that the Lender Group make certain amendments to the Credit Agreement and grant waivers of certain Events of Default that have occurred under the Credit Agreement; and

WHEREAS, subject to the terms and conditions set forth herein, the Lender Group is willing to make the amendments and grant the waivers requested by Borrower.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

2.       Post Closing Agreement.  Agent hereby acknowledges that, as of the date hereof, the conditions set forth in paragraphs 1, 2, 3, 4(i) and 4(ii) (solely with respect to Alaska, Nevada, Oregon, and Washington), 4(iii), 5, and 9 of Schedule A of the Post Closing Agreement have been satisfied.

3.       Waiver.  The Lender Group hereby waives the Events of Default that have occurred under Section 7.2 of the Credit Agreement as a result of the failure by Borrower to (i) provide Agent with a monthly calculation of Dilution, as required pursuant to Section 5.2 of the Credit Agreement, (ii) provide Agent with financial and compliance reports for the second quarter of 2005 and month of June 2005 within the time proscribed by paragraphs (a) (b) and (c) of Schedule 5.3 of the Credit Agreement, and (iii) satisfy the conditions set forth in paragraphs 4(i)

and 4(ii) (solely with respect to Arizona, California and Hawaii), 6, 7, 8, 10 and 11 of Schedule A of the Post Closing Agreement within the time periods required therein.

4.       Amendment to Loan Documents.

(a)           Schedule 5.2 of the Credit Agreement is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto.

(b)           Schedule A of the Post Closing Agreement is hereby amended and restated in its entirety as set forth in Exhibit B attached hereto.

5.       Extension of Reporting Deadline.  The deadline for providing Agent with the financial and compliance reports for the second quarter of 2005 and month of June 2005  required by paragraphs (a) (b) and (c) of Schedule 5.3 of the Credit Agreement is hereby extended to August 24, 2005.

6.       Conditions Precedent to Amendment.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a)           Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)           [intentionally omitted]

(c)           The representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(d)           No Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

(e)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, any Guarantor, Agent, or any Lender.

7.       Release.  Borrower hereby waives, releases, remises and forever discharges each member of the Lender Group, each of their respective Affiliates, and each of their respective officers, directors, employees, and agents (collectively, the “Releasees”), from any and all claims, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which Borrower ever had, now has or might hereafter have against any such Releasee which relates, directly or indirectly, to the Credit Agreement or any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit

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Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents.  As to each and every claim released hereunder, Borrower hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, Borrower specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, Borrower also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

8.       Representations and Warranties.  Borrower represents and warrants to the Lender Group that (a) the execution, delivery, and performance of this Amendment and of the Credit Agreement, as amended hereby, (i) are within its powers, (ii) have been duly authorized by all necessary action, and (iii) are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Governing Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) this Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms; and (c) no Default or Event of Default has occurred and is continuing on the date hereof or as of the date upon which the conditions precedent set forth herein are satisfied.

9.       Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

10.     Counterpart Execution.  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11.     Effect on Loan Documents.

(a)           The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  The execution, delivery, and

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performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document.  The waivers, consents, and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, and shall not operate as a consent to any further or other matter under the Loan Documents.

(b)           Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c)           Upon and after the effectiveness of this Amendment, each reference in the Post Closing Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Post Closing Agreement, and each reference in the other Loan Documents to “the Post-Closing Matters Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Post Closing Agreement, shall mean and be a reference to the Post Closing Agreement as modified and amended hereby.

(d)           To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(e)           This Amendment is a Loan Document.

12.     Entire Agreement.  This Amendment embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

[signature page follows]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

HAWAIIAN HOLDINGS, INC., a Delaware
corporation

By:
Name:
Title:

HAWAIIAN AIRLINES, INC., a Delaware corporation

By:
Name:
Title:

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

By:
Name:
Title:

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership

By:	D.B. Zwirn Partners, LLC,
its general partner

By:	Zwirn Holdings, LLC,
its managing member

By:
Name:
Title:

BERNARD NATIONAL LOAN INVESTORS,
LTD.,
a Cayman Islands company

By:	Bernard Capital Funding, LLC
its Investment Advisor

By:
Name:
Title:

Exhibit A

Schedule 5.2

Provide Agent with each of the documents set forth below at the following times in form satisfactory to the Required Lenders:

Daily

(a)           after the occurrence and during the continuation of an Event of Default, a detailed report by type and location of all of the Spare Parts not designated as Eligible Spare Parts which (i) have been moved from any location identified on Schedule 4.3 to a new location, or (ii) located at the premises of or otherwise put into the possession or control of any bailee, warehouseman, FAA repair station, servicer, mechanic, vendor, supplier, or other Person.

Weekly	(b) a detailed report regarding Parent, Borrower, and Borrower’s Subsidiaries’ cash and Cash Equivalents including weekly cash collections and an indication of which amounts constitute Qualified Cash.
Monthly (not later than the 25th day of each month)

(c)           a collection and sales journal and credit register since the last such schedule, and a report regarding credit memoranda that have been issued since the last such report,

(d)           notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Parent’s and its Subsidiaries’ Accounts,

(e)           a Borrowing Base Certificate,

(f)            a (i) detailed aging and roll-forward, by total, of the Accounts of each of Parent, Borrower, and Borrower’s Subsidiaries, together with a reconciliation to the general ledger, and (ii) a manual interline settlement sheet of the Accounts of each of Parent, Borrower, and Borrower’s Subsidiaries,

(g)           a summary aging, by vendor, of Parent’s, Borrower’s, and Borrower’s Subsidiaries’ accounts payable and any book overdraft, and a reconciliation to the general ledger, and

(h)           [intentionally omitted]

(i)            a summary description by type and location of all of the Spare Parts owned by Parent, Borrower, and Borrower’s Subsidiaries located both in and outside the United States, together with a reconciliation to the general ledger,

Quarterly

(j)            a summary description of all Slots, Gates, and Routes used, held by, contracted or licensed to, Parent, Borrower, and Borrower’s Subsidiaries,

(k)           a report regarding Parent’s, Borrower’s, and Borrower’s Subsidiaries’ accrued, but unpaid, taxes (including any ad valorem and real estate taxes), and

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(l)            a summary description by type and location of all of the Equipment owned by Parent, Borrower, and Borrower’s Subsidiaries and located in and outside the United States, together with a reconciliation to the general ledger,

Within 3 Business Days after a request by Agent

(m)          a detailed list of Parent’s and its Subsidiaries’ Account Debtors,

(n)           copies of invoices in connection with Parent’s and its Subsidiaries’ Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with Parent’s and its Subsidiaries’ Accounts and, for Spare Parts and Equipment acquired by Parent or its Subsidiaries, purchase orders and invoices, and

(o)           such other reports as to the Collateral or the financial condition of Parent and its Subsidiaries, as Agent may reasonably request.

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Exhibit B

SCHEDULE A

1.             Within 1 day after the Closing Date, Agent shall have received evidence satisfactory to Agent that all payments contemplated to be made under the Plan of Reorganization on the Closing Date have been made.

2.             Within 3 days after the Closing Date, Agent shall have received evidence satisfactory to Agent that the Certificate of Merger for the State of Delaware duly authenticated by the proper officer of the State of Delaware has been filed with the Department of Commerce and Consumer Affairs, State of Hawaii.

3.             Within 3 days after the Closing Date, Agent shall have received evidence satisfactory to Agent that account number 135166759 at Bank of Hawaii has been closed and any and all collected and available funds in such account have been transferred to the Cash Management Account.

4.             (x) On or before August 31, 2005 for filings with the appropriate jurisdictional officer for the State of Hawaii, (y) on or before January 31, 2006 for filings with the appropriate jurisdictional officers for each of the State of Arizona and the State of California, and (z) within 3 days after the Closing Date for filings in all other jurisdictions, Agent shall have received evidence satisfactory to Agent that (i) notice of cessation of business by Hawaiian Airlines, Inc., a Hawaii corporation (“HAL”), has been filed with the appropriate jurisdictional officer in every jurisdiction where HAL is qualified to do business immediately prior to the Merger, (ii) notice that HHIC, Inc., a Delaware corporation (“HHIC”), has changed its name to Hawaiian Airlines, Inc., a Delaware corporation, has been filed with the appropriate jurisdictional officer in Alaska, Arizona, California, Hawaii, Nevada, Oregon, and Washington, and (iii) the Merger Certificates and notice that HHIC has changed its name to Hawaiian Airlines, Inc., a Delaware corporation, has been filed with the FAA.

5.             Within 3 days after the Closing Date, Agent shall have received the Cash Management Agreements, Control Agreements and Credit Card Agreements.

6.             On or before September 12, 2005, Agent shall have received (i) (a) evidence satisfactory to Agent that appropriate release documents have been duly filed with the FAA and such other offices as may be necessary with respect to that certain Lien in favor of Aviation Financial Services, Inc. (“AFS”) pursuant to that certain Aircraft Spare Parts Chattel Mortgage, Security Agreement, and Assignment of Rents (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “AFS Security Agreement”), dated as of March 23, 2001, by and between Honeywell International Inc., as debtor, and AFS, as successor in interest to Heller Financial Leasing, Inc., as secured party, which was recorded by the FAA on August 30, 2001 and assigned Conveyance No. X143641, (b) in the event that the collateral that is the subject of the AFS Security Agreement is not Collateral of Parent, Borrower, or Borrower’s Subsidiaries, evidence that appropriate amendment documents have been duly filed with the FAA and such other offices as may be necessary with respect to such Lien stating that such Lien is a precautionary filing, or (c) solely in the event that Borrower is unable to obtain such evidence after diligent effort, as determined in the Agent’s sole discretion, evidence from Parent and Borrower certifying that no Collateral of Parent, Borrower, or Borrower’s Subsidiaries is the subject of the AFS Security Agreement and such Lien, together with such other evidence as the Agent shall require in its sole discretion, and (ii) a supplemental opinion from FAA counsel, in form and substance satisfactory to the Required Lenders, that the Engine and Spare Parts Security Agreement has been recorded with the FAA in accordance with the Federal Aviation Act and constitutes a first and prior Lien upon all Spare Parts of the Borrower in favor of Agent and no other Liens (other than the Liens in favor of Rolls-Royce Deutschland GmbH) are of record with the FAA with respect to the Spare Parts.

7.             On or before August 27, 2005, Agent shall have received evidence satisfactory to Agent that a release of the Lien in favor of American Airlines, Inc. (“American Airlines”) in Borrower’s Trademarks with Registration Numbers 1,312,666, 1,311,493, 1,458,293, 1,458,733, 1,460,129, 1,459,590, 1,544,887, and 1,811,311 pursuant to the Security Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time), dated as of January 31, 1996 (and recorded with the United States Patent and Trademark Office on January 31, 1996 [Reel 1426 / Frame 0698]), by and between Borrower and American Airlines, has been filed with the U.S. Patent and Trademark Office.

8.             On or before August 22, 2005, for each motor vehicle that constitutes Collateral owned by Borrower, Borrower shall deliver to Agent the certificate of title that is in Borrower’s possession, custody, or control,     other than those certificates of title which Borrower has been unable to locate after diligent effort, which are identified on the schedule attached hereto as Exhibit 1.

9.             Within 30 days after the Closing Date, Agent shall have received a Control Agreement with Morgan Stanley DWC Inc. or any of its Affiliates for account number 642456 64289066; provided that if such Control Agreement is not received within such time period, Borrower shall cause such account to be closed and any and all collected and available funds in such account will be transferred to the Cash Management Account.

10.           On or before August 31, 2005, Borrower shall deliver an updated Schedule 1.1(S) to the Engine and Spare Parts Security Agreement which lists the Warranties applicable thereto that are at least as extensive as the warranties that are maintained by similarly situated businesses in accordance with industry practice, and such Warranties are transferable at least to the extent that similar warranties are transferable (without the consent of any other Person) in accordance with industry practice.

11.           On or before September 2, 2005, Borrower shall have either (a) obtained consents from each lessor with respect to each material aircraft lease which was assumed prior to the confirmation of the Plan of Reorganization, or (b) a supplemented order from the Bankruptcy Court which provides that the provisions of the Confirmation Order with respect to the assignment of the aircraft leases to Borrower under the Plan of Reorganization applies to all material aircraft leases which were assumed prior to the confirmation of the Plan of Reorganization, which order shall be in form and substance satisfactory to Agent.

12.           Within 90 days after the Closing Date, Agent shall have received a Collateral Access Agreement with respect to the following locations: (a) Borrower’s primary maintenance and operations facility located at Honolulu, Hawaii, and (b) each of Borrower’s maintenance and operations facilities at (i) Lihue Airport, Hawaii, (ii) Maui (Kahalui) Airport, Hawaii, (iii) Kona Airport, Hawaii, and (iv) Hilo Airport, Hawaii; provided that (i) if such Collateral Access Agreement is not received within such time period, Agent shall be entitled to impose a reserve under Section 2.1(b) of the Credit Agreement in an amount equal to the monthly rent for such location multiplied by 3, (ii) Agent shall release such reserve upon receipt of such Collateral Access Agreement, and (iii) failure to deliver such Collateral Access Agreement shall not be an Event of Default so long as the Borrower is making good faith efforts to obtain such Collateral Access Agreement.

Exhibit 1

Unit	Asset Id	Tag Number	Short Desc.	Acq Date	Profile ID	Serial ID	Location	Class	Approximate Value

R-1